SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

PACCAR INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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	(2)	Form, Schedule or Registration Statement No.:

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March 12, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of PACCAR Inc, which will be held at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington, at 10:30 a.m. on April 22, 2003.

      The principal business of the Annual Meeting is stated on the attached Notice of Annual Meeting of Stockholders. We will also provide an update on the Company’s activities. The Board of Directors recommends a vote FOR Item 1 and AGAINST Items 2, 3 and 4.

      Your VOTE is important. Whether or not you plan to attend the Annual Meeting, please vote your proxy either by mail, telephone or over the Internet.

Sincerely,

Mark C. Pigott
Chairman of the Board and
Chief Executive Officer

Notice of Annual Meeting of Stockholders

       The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 22, 2003, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington for these purposes:

1.	To elect three directors to serve three-year terms ending in 2006.

2.	To vote on a stockholder proposal regarding the Company’s shareholder rights plan.

3.	To vote on a stockholder proposal regarding the annual election of the entire board of directors.

4.	To vote on a stockholder proposal regarding the separation of the positions of Chairman and Chief Executive Officer.

5.	To transact such other business as may properly come before the meeting.

      Stockholders entitled to vote at this meeting are those of record as of the close of business on February 26, 2003.

      IMPORTANT: The vote of each stockholder is important regardless of the number of shares held. Whether or not you plan to attend the meeting, please complete and return your proxy form.

      Directions to the Meydenbauer Center can be found on the back cover of the attached Proxy Statement.

By order of the Board of Directors

J. M. D’Amato
Secretary

Bellevue, Washington

March 12, 2003

GENERAL INFORMATION
Voting Rights
Voting by Proxy
Proxy Voting Procedures
Online Delivery of Annual Meeting Materials
Multiple Stockholders Sharing the Same Address
Vote Required and Method of Counting Votes
Item 1: Election of Directors
Items 2, 3 and 4:
Expenses of Solicitation
STOCK OWNERSHIP
ITEM 1: ELECTION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation
2002 OPTION GRANTS
AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES
LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
PENSION PLAN
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
Audit Fees
Audit-Related Fees
Tax
All Other Fees
STOCKHOLDER RETURN PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS
ITEM 2: STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLAN.
ITEM 3: STOCKHOLDER PROPOSAL REGARDING THE ANNUAL ELECTION OF THE ENTIRE BOARD OF DIRECTORS.
ITEM 4: STOCKHOLDER PROPOSAL REGARDING THE SEPARATION OF THE POSITIONS OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2004
OTHER BUSINESS

PROXY STATEMENT

      The Board of Directors of PACCAR Inc issues this proxy statement to solicit proxies for use at the Annual Meeting of Stockholders on April 22, 2003, at the Meydenbauer Center in Bellevue, Washington. This proxy statement includes information about the business matters that will be voted upon at the meeting. The proxy statement and proxy form were first sent to stockholders on or about March 12, 2003.

GENERAL INFORMATION

Voting Rights

      Stockholders eligible to vote at the meeting are those identified as owners at the close of business on the record date, February 26, 2003. Each outstanding share of common stock is entitled to one vote on all items presented at the meeting. At the close of business on February 26, 2003 the Company had 116,116,376 shares of common stock outstanding and entitled to vote.

      Stockholders may vote in person at the meeting or by proxy. Execution of a proxy does not affect the right of a stockholder to attend the meeting. The Board recommends that stockholders exercise their right to vote by promptly completing and returning the proxy form either by mail, telephone, or the Internet.

Voting by Proxy

      Mark C. Pigott and Gerald Grinstein are designated proxy holders to vote shares on behalf of stockholders at the 2003 Annual Meeting. The proxy holders are authorized to:

•	vote shares as instructed by the stockholders who have properly completed and returned the proxy form;

•	vote shares as recommended by the Board when stockholders have executed and returned the proxy form, but have given no instructions; and

•	vote shares at their discretion on any matter not identified in the proxy form that is properly brought before the Annual Meeting.

      The Trustee for the PACCAR Inc Savings Investment Plan (the SIP Plan) votes shares held in the SIP Plan according to each member’s instructions on the proxy form. If the proxy form is not returned or is returned without voting instructions, the Trustee will vote the shares in direct proportion to the shares for which it has received timely voting instructions, as provided for in the SIP Plan.

Proxy Voting Procedures

      The proxy form allows registered stockholders to vote in one of three ways:

      Mail. Stockholders may complete, sign, date, and return the proxy form in the pre-addressed, postage-paid envelope provided.

      Telephone. Stockholders may call the toll free number listed on the proxy form and follow the voting instructions given.

      Internet. Stockholders may access the Internet address listed on the proxy form and follow the voting instructions given.

      Telephone and Internet voting procedures authenticate each stockholder by using a control number. The voting procedures will confirm that your instructions have been properly recorded. Stockholders who vote by telephone or Internet should not return the proxy form.

      Stockholders who hold shares through a broker or agent should follow the voting instructions received from that broker or agent.

      Revoking Proxy Voting Instructions. A proxy may be revoked by a later dated proxy or by written notice to the Secretary of the Company at any time before it is voted. Stockholders who hold shares through a broker should contact the broker or other agent if they wish to change their vote after executing the proxy.

Online Delivery of Annual Meeting Materials

      PACCAR’s 2002 Annual Report and the 2003 Proxy Statement are available on PACCAR’s website at www.paccar.com/corp/finance.asp. Registered stockholders who previously elected to receive these documents electronically and now wish to receive paper copies of the annual report and proxy statement may contact the Company’s transfer agent, Wells Fargo Shareowner Services, at 1.800.468.9716 or visit www.econsent.com/pcar/. Stockholders who hold PACCAR stock in street name must contact their bank or broker to change their election and receive paper copies of the annual report and proxy statement.

      Registered stockholders can receive future proxy statements and annual reports in electronic format, instead of receiving paper documents, by registering at www.econsent.com/pcar/. Stockholders who hold PACCAR stock in street name may inquire of their bank or broker about the availability of electronic receipt of future annual meeting materials.

      Stockholders who choose electronic receipt of annual meeting materials will receive a notice when the proxy materials become available with instructions on how to access them over the Internet.

Multiple Stockholders Sharing the Same Address

      Registered stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should contact Wells Fargo Shareowner Services at 1.877.602.7615 or P.O. Box 64854, St Paul, Minnesota 55164-0854. Street name stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should contact their bank or broker.

      Some street name stockholders elected to receive one copy of the 2002 Annual Report and 2003 Proxy Statement at a shared address prior to the 2003 Annual Meeting. If those stockholders now wish to change that election, they may do so by contacting their bank, broker, or PACCAR at 425.468.7520, P.O. Box 1518, Bellevue, Washington 98009.

Vote Required and Method of Counting Votes

      The presence at the Annual Meeting, in person or by duly authorized proxy, of a majority of all the stock issued and outstanding and having voting power shall constitute a quorum for the transaction of business.

     Item 1: Election of Directors

      Directors are elected by a plurality of the votes cast for the election of directors. If a stockholder does not vote for the election of directors because the authority to vote is withheld, because the proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. Proxies signed but returned unmarked will be voted FOR the nominees for Class II Director.

      If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

     Items 2, 3 and 4:

      To be approved, each item must receive the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will count as a vote against each item.

Broker non-votes do not affect the voting calculations. Proxies that are signed and returned unmarked will be voted AGAINST Items 2, 3 and 4.

Expenses of Solicitation

      Expenses for solicitation of proxies will be paid by the Company. Solicitation will be by mail, except for any facsimile, telephone, or personal solicitation by directors, officers, and employees of the Company, which will be made without additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

STOCK OWNERSHIP

      The following persons are known to the Company to be the beneficial owners of more than five percent of the Company’s common stock as of December 31, 2002 (amounts shown are rounded to whole share amounts):

Name and Address of	Shares	Percent
Beneficial Owner	Beneficially Owned	of Class

Bank of America, N.A.	6,328,907 (a)	5.5
100 N. Tryon Street Charlotte, North Carolina 28255

      The following list shows the shares of common stock beneficially owned by (a) each director, (b) the Chief Executive Officer and the other four most highly compensated executive officers (collectively the “Named Officers”) and (c) by all directors and executive officers as a group as of December 31, 2002 (amounts shown are rounded to whole share amounts):

	Shares		Percent
Name	Beneficially Owned		of Class

John M. Fluke, Jr.	6,578	(b)	*
Kenneth R. Gangl	19,053	(c)	*
Gerald Grinstein	7,104	(b)	*
David J. Hovind	113,064	(c)	*
David K. Newbigging	1,104	(b)	*
James C. Pigott	5,537,494	(b)(d)	4.8
Mark C. Pigott	1,610,351	(e)(f)	1.4
Thomas E. Plimpton	44,037	(c)	*
William G. Reed, Jr.	198,168	(b)(e)	*
Harry C. Stonecipher	11,745	(b)	*
Michael A. Tembreull	217,597	(c)	*
Harold A. Wagner	8,461	(b)	*
Total of all directors and executive officers as a group (15 individuals)	7,844,772		6.8

*	Does not exceed one percent.

(a)	Of the 6,328,907 shares, Bank of America, N.A. and/or its 4 affiliates jointly reported that they have sole voting power over 6,043,436 shares, shared voting power over 58,457 shares, sole investment power as to 6,056,217 shares, and shared investment power as to 238,878 shares.

(b)	Includes shares in the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (the RSDC Plan) over which the participant has sole voting but no investment power.

(c)	Includes shares allocated in the Company’s SIP Plan for which the participant has sole voting power over all shares and investment power as follows: K. R. Gangl (800/0), D. J. Hovind (15,970 total/5,262 investment), T. E. Plimpton (10,196 total/1,276 investment), and M. A. Tembreull (21,148 total/6,001 investment). Includes deferred cash awards accrued as stock units under the Deferred Incentive Compensation (DIC) and the Long Term Incentive (LTI) Plans as follows: D. J. Hovind (18,235), T. E. Plimpton (972), and M. A. Tembreull (28,123). Also includes options to purchase shares exercisable within sixty (60) days of December 31, 2002 as follows: K. R. Gangl (17,503), D. J. Hovind (63,915), T. E. Plimpton (32,869), and M. A. Tembreull (154,310).

(d)	Includes 2,155,443 shares held by a charitable trust of which he is a co-trustee and shares voting and investment power.

(e)	Includes shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(f)	Includes 14,805 shares allocated in the Company’s SIP Plan for which he has sole voting power over all shares and investment power over 2,969; deferred cash awards accrued as 28,381 stock units under the LTI and DIC Plans, and 402,682 shares owned by a corporation over which he has no voting or investment power. Also includes options to purchase 458,319 shares exercisable within sixty (60) days of December 31, 2002.

ITEM 1: ELECTION OF DIRECTORS

      Three Class II Directors are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as Class II Directors for a term expiring at the Annual Meeting of Stockholders in 2006. All of the nominees are currently serving as Directors of the Company.

BOARD NOMINEES FOR CLASS II DIRECTORS

(TERMS EXPIRE AT THE 2006 ANNUAL MEETING)

      JAMES C. PIGOTT, age 66, is president of Pigott Enterprises, Inc., a private investment company, and has held that position since 1983. He was chairman and chief executive officer of Management Reports and Services, Inc., a provider of business services, from 1986 until December 1999. He is the uncle of Mark C. Pigott, a director of the Company. He has served as a director of the Company since 1972.

      MARK C. PIGOTT, age 49, is Chairman and Chief Executive Officer of the Company and has held that position since January 1997. He was a Vice Chairman of the Company from January 1995 to December 31, 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993 and Vice President from October 1988 to December 1989. He is the nephew of James C. Pigott, a director of the Company. He has served as a director of the Company since 1994.

      WILLIAM G. REED, JR., age 64, is lead independent director of SAFECO Corporation after serving for two years as interim chairman. He was chairman of Simpson Investment Company, a forest products holding company and the parent company of Simpson Timber Company, from 1971 to 1996. He is a director of Microsoft Corporation, SAFECO Corporation, Simpson Resource Company, The Seattle Times, and Washington Mutual, Inc. He has served as a director of the Company since 1998.

CLASS III DIRECTORS (TERMS EXPIRE AT THE 2004 ANNUAL MEETING)

      DAVID K. NEWBIGGING O.B.E., age 69, is Chairman of Friends Provident plc, a life assurance and asset management company based in the United Kingdom. He has held that position since 2001, having been Chairman of Friends Provident Life Office from 1998 to 2001 and a director from 1993. He is also chairman of Faupel Trading Group Plc, Thistle Hotels Plc, and deputy chairman of Benchmark Group Plc, all United Kingdom based companies. From 1995 to 1998 he served as chairman of Equitas Holdings Limited, the parent company of a group of reinsurance companies based in the United Kingdom. He is a director of Merrill Lynch & Co Inc. and Ocean Energy Inc. He has served as a director of the Company since 1999.

      HARRY C. STONECIPHER, age 66, retired as vice chairman of The Boeing Company, a manufacturer of aerospace equipment, commercial and military aircraft, and related services, in May 2002 after serving in that position since May 2001. Mr. Stonecipher was president and chief operating officer of The Boeing Company from August 1997 to May 2001. He served as president and chief executive officer of McDonnell Douglas Corporation from 1994 until its merger with Boeing in 1997. He was chairman, president and chief executive officer of Sundstrand Corporation from 1991 to 1994. He is a director of The Boeing Company and Milacron, Inc. He has served as a director of the Company since 2001.

      HAROLD A. WAGNER, age 67, is non-executive chairman of Agere Systems Inc., a provider of communications components. He has served in that position since 2001. He served as chairman and chief executive officer of Air Products and Chemicals, Inc, a supplier of industrial gases, related equipment and chemicals, from 1992 to 2000, and as its chairman, chief executive officer and president from 1992 to 1998. He is a director of Agere Systems, Inc., CIGNA Corporation, Maersk Inc, and United Technologies Corporation. Mr. Wagner also serves on the Business Advisory Council of A. P. Moller, Inc. He has served as a director of the Company since 1999.

CLASS I DIRECTORS (TERMS EXPIRE AT THE 2005 ANNUAL MEETING)

      JOHN M. FLUKE, JR., age 60, is chairman of Fluke Capital Management, L.P., a private investment company, and has held that position since 1990. He is a director of Cell Therapeutics Inc. and American Seafoods Group, LLC. He has served as a director of the Company since 1984.

      GERALD GRINSTEIN, age 70, retired as non-executive chairman of Agilent Technologies, Inc., a manufacturer of test and measurement instruments, in November 2002 after serving in that position since August 1999. He is also a principal of Madrona Investment Group, L.L.C., a private investment company, and a strategic advisor to the Seattle-based Madrona Venture Fund. Mr. Grinstein served as non-executive chairman of Delta Air Lines, Inc. from August 1997 to October 1999. He served as chairman of Burlington Northern Santa Fe Corp., a railroad transportation company, until his retirement in 1995. He was chairman and chief executive officer of Burlington Northern Inc. from 1991 to 1995. He is a director of Agilent Technologies, Inc., Delta Air Lines, Inc., The Pittston Company, and Vans, Inc. He has served as a director of the Company since 1997.

      DAVID J. HOVIND, age 62, is Vice Chairman of the Company and has held that position since January 2003. He was President of the Company from January 1992 to January 2003, Executive Vice President of the Company from July 1987 to January 1992, Senior Vice President from December 1985 to July 1987 and Vice President from September 1985 to December 1985. He has served as a director of the Company since 1992.

      MICHAEL A. TEMBREULL, age 56, is Vice Chairman of the Company and has held that position since January 1995. He was Executive Vice President from January 1992 to January 1995 and Senior Vice President from September 1990 to January 1992. He has served as a director of the Company since 1994.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors met four times during 2002, and each member attended at least 75% of the combined total of meetings of the Board of Directors and the committees of the Board on which each served. The Board has four standing committees. The members of each committee are listed below with the chairman of each committee listed first.

Audit	Compensation	Executive	Nominating
Committee	Committee	Committee	Committee

W. G. Reed, Jr.	G. Grinstein	M. C. Pigott	J. C. Pigott
J. M. Fluke, Jr.	J. M. Fluke, Jr.	J. C. Pigott	G. Grinstein
H. C. Stonecipher	D. K. Newbigging	W. G. Reed, Jr.	D. K. Newbigging
H. A. Wagner

      The Audit Committee recommends to the Board the selection of independent auditors; reviews reports of independent auditors, internal auditors, and the annual financial statements; and monitors the effectiveness of the audit process, financial reporting, and the corporate compliance programs. The Committee met three times in 2002.

      The Compensation Committee reviews and approves salaries and other compensation matters for executive officers. It administers the Long Term Incentive Plan (LTI Plan), the Senior Executive Yearly Incentive Compensation Plan (SEI Plan), and the Deferred Incentive Compensation Plan (DIC Plan). The Committee met four times in 2002.

      The Executive Committee acts on routine Board matters when the Board is not in session. The Committee did not meet or take action in 2002.

      The Nominating Committee recommends candidates for election to the Board of Directors and considers nominees recommended by stockholders. All director nominees must be approved by a majority of the Board’s independent directors. The Committee met once in 2002.

COMPENSATION OF DIRECTORS

      In 2002, each director who was not an employee was entitled to an annual retainer of $60,000, of which $50,000 is paid in cash and $10,000 is paid in restricted stock under the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (RSDC Plan). The Company also paid non-employee directors a fee of $5,000 for each Board or committee meeting attended unless the meeting was held by telephone. A single meeting attendance fee was paid when more than one meeting was held on the same day. Non-employee directors may elect to defer all or a part of their cash retainer and fees to an income account or to a stock unit account under the RSDC Plan.

COMPENSATION OF EXECUTIVE OFFICERS

      The Named Officers received the following compensation for each of the last three fiscal years ended December 31, 2002:

Summary Compensation

				Long Term Compensation

				Awards	Payouts

				Securities
	Annual Compensation(a)			Underlying	Long Term
				Options/SARS	Incentive	All Other
Name and Principal Position	Year	Salary	Bonus(b)	(Shares)(c)	Payouts(d)	Compensation(e)

M. C. Pigott	2002	$1,100,000	$1,056,000	84,363	$1,068,750	$10,691
Chairman & Chief	2001	1,100,000	1,056,000	101,434	688,500	9,371
Executive Officer	2000	1,070,000	0	104,089	607,500	8,903

D. J. Hovind	2002	758,308	608,000	47,934	609,376	28,864
Vice Chairman	2001	750,000	600,000	57,633	438,750	25,177
	2000	710,577	215,888	63,915	405,000	16,211

M. A. Tembreull	2002	759,346	609,000	47,934	609,376	19,361
Vice Chairman	2001	750,000	600,000	57,633	438,750	14,485
	2000	710,577	215,888	63,915	405,000	10,461

T. E. Plimpton	2002	525,000	378,000	26,842	296,156	14,995
President	2001	500,962	287,393	30,738	187,313	11,960
	2000	474,923	145,685	32,869	153,900	9,665

K. R. Gangl	2002	313,038	163,307	10,737	81,572	289,563
Vice President	2001	300,000	126,000	12,910	0	8,500
	2000	284,519	67,644	14,061	0	8,500

(a)	The aggregate amount of the perquisites and other personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Officer).

(b)	Bonuses earned in 2002 are determined and paid in 2003.

(c)	Amounts represent the number of shares as adjusted following a 50 percent stock dividend on May 28, 2002 to shareholders of record as of May 10, 2002.

(d)	Represents cash awards paid, or payable but deferred, at the executive’s election during 2000, 2001 and 2002 that were earned during the 1997-1999 performance cycle, the 1998-2000 performance cycle, and the 1999-2001 performance cycles respectively.

(e)	Amounts represent: (i) the Company matching contribution to the SIP Plan of $10,000 and (ii) interest on deferred bonus payments in excess of 120% of the applicable federal long term rate prescribed by Section 1274(d) of the Internal Revenue Code as follows: M. C. Pigott $691; D. J. Hovind $18,864; M. A. Tembreull $9,361; T. E. Plimpton $4,995; and (iii) amount for K. R. Gangl includes forgiveness of a $167,598 loan and payment of applicable taxes of $111,965.

2002 OPTION GRANTS

      Stock options granted in 2002 pursuant to the LTI Plan to the Named Officers are as follows:

	Individual Grants

	Number of
	Securities	Percent of Total
	Underlying	Options Granted to			Grant Date
	Options	Employees in	Exercise or	Expiration	Present
Name	Granted(a)	Fiscal Year	Base Price	Date	Value(b)

M. C. Pigott	84,363	12.8%	$42.3067	1/23/2012	$1,178,846
D. J. Hovind	47,934	7.3	42.3067	1/23/2012	669,806
M. A. Tembreull	47,934	7.3	42.3067	1/23/2012	669,806
T. E. Plimpton	26,842	4.1	42.3067	1/23/2012	375,077
K. R. Gangl	10,737	1.6	42.3067	1/23/2012	150,033

(a)	Individual grants were awarded in the form of Stock Options only without tandem SARs. Options granted in 2002 become exercisable on January 1, 2005. This date may be accelerated in the event of a Change in Control of the Company (as defined in the LTI Plan).

(b)	The Grant Date Present Value dollar amount was calculated using a variation of the Black-Scholes option pricing model using the following assumptions: (i) 48.42% expected share price volatility, (ii) 4.5% risk-free rate of return, (iii) an expected dividend yield of 4.43%, (iv) a ten-year exercise period, and (v) a five-year expected life.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

      Shown below is information about the exercise of stock options and stock appreciation rights under the LTI Plan by the Named Officers in 2002 and the value of unexercised options on December 31, 2002:

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired	Value	Options at FY-End	Options at FY-End
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

M. C. Pigott	0	$0	354,230/289,886	$7,065,502/$3,415,157
D. J. Hovind	90,396	837,136	0/169,482	0/ 2,027,772
M. A. Tembreull	61,164	1,292,233	90,395/169,482	935,983/ 2,027,772
T. E. Plimpton	41,911	454,457	0/ 90,449	0/ 1,064,063
K. R. Gangl	9,000	101,017	3,442/ 37,708	35,369/ 449,539

LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

      All stock-based awards under the LTI Plan are shown in the Option Grant and Option Exercise tables above. Shown below is information with respect to the contingent cash awards for the 2002-2004 cycle under the LTI Plan:

		Estimated Future Payouts
	Performance
Name	Period	Threshold	Target	Maximum

M. C. Pigott	1/1/2002 – 12/31/2004	$103,331	$618,750	$1,237,500
D. J. Hovind	1/1/2002 – 12/31/2004	58,711	351,563	703,126
M. A. Tembreull	1/1/2002 – 12/31/2004	58,711	351,563	703,126
T. E. Plimpton	1/1/2002 – 12/31/2004	32,878	196,875	393,750
K. R. Gangl	1/1/2002 – 12/31/2004	28,886	78,750	157,500

      Awards are tied to achieving Company, business unit and individual goals over a three-year performance period. Company performance goals are based on the Company’s financial performance relative to a select group of companies with similar business characteristics. Business unit and individual performance goals are based on financial and strategic objectives approved by the Compensation Committee on an individual basis.

      The target amount will be earned if Company financial performance ranks above at least half of the selected companies and individual and business unit performance are at 100% of goal. The maximum award amount will be earned if Company financial performance ranks above all of the comparison companies and business unit and individual performance are at least 150% of goal.

PENSION PLAN

      The following table shows the estimated annual retirement benefit payable to participating employees, including the Named Officers, under the Company’s noncontributory retirement plan and Supplemental Retirement Plan:

	Years of Service

Remuneration	15	20	25	30	35

$ 400,000	$87,042	$116,056	$145,070	$174,083	$203,097
1,000,000	222,042	296,056	370,070	444,083	518,097
1,600,000	357,042	476,056	595,070	714,083	833,097
2,200,000	492,042	656,056	820,070	984,083	1,148,097
2,800,000	627,042	836,056	1,045,070	1,254,083	1,463,097

      The Company’s noncontributory retirement plan has been in effect since 1947. The Named Officers participate in this plan on the same basis as other salaried employees. The plan provides benefits based on years of service and salary. The benefit for each year of service, up to a maximum of 35 years, is equal to 1% of salary plus 0.5% of salary in excess of the Social Security Covered Compensation level. Salary is defined as the average of the highest 60 consecutive months of an employee’s cash compensation, which includes those amounts reported in the “Salary” and “Bonus” columns of the Summary Compensation Table, but it excludes compensation under the LTI Plan. Years of credited service as of December 31, 2002 for the Named Officers are: M. C. Pigott, 24 years; D. J. Hovind, 35 years; M. A. Tembreull, 32 years; T. E. Plimpton, 26 years; and K. R. Gangl, 3 years.

      The Company’s unfunded Supplemental Retirement Plan provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula.

      The Pension Plan Table illustrates approximate retirement benefits at age 65, based on single life annuity amounts. The benefit listed is not subject to any deduction for Social Security or other offset amounts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      Under the supervision of the Compensation Committee, the Company has designed its executive pay programs to provide a direct link between Company performance and executive compensation. These programs have been in use for a number of years. The compensation of executive officers under these programs is determined annually by the Compensation Committee, which is composed exclusively of independent directors.

      The Company believes that its executive compensation package should be sufficient to attract and retain highly qualified executives and should provide meaningful incentives for measurably superior performance. The Company’s executive compensation is comprised of three main components: (i) base salaries; (ii) annual cash bonuses intended to focus maximum effort on achieving profitability, individually assigned objectives, and the highest level of product quality; and (iii) long term incentives in the form of stock options and cash awards intended to focus efforts on achieving long term growth in net income, return on sales, and return on capital.

      Base Salaries. Salary surveys provided by outside consultants are used to compare base salaries to comparable positions at companies with which the Company competes for executive talent. These surveys include data from a wide variety of Fortune 500 vehicle manufacturing and other large manufacturing companies, including some of the selected companies described in the LTI Plan discussed below (the “Selected Companies”). The surveys include five of the nine companies which comprise the peer group index used in the performance graph set forth later in this proxy statement. The Committee believes it is important to include some of the companies that make up the peer group index, and to also include organizations with which the Company competes in the broader market for executive talent. According to the survey, the base salaries of the Company’s executive officers, including its Chief Executive Officer, were in the median range of the salaries paid by the companies surveyed.

      Annual Cash Bonuses. Annual cash bonuses may range from 0% up to 96% of the executive officer’s base salary. For the Chief Executive Officer and other Named Officers, bonuses are awarded under the Senior Executive Yearly Incentive Compensation Plan based on Company performance relative to an overall profit goal established annually by the Compensation Committee. The Committee in its sole discretion may reduce or eliminate any award otherwise earned by the Chief Executive Officer or a Named Officer based on an assessment of individual performance. For all other Executive Officers, bonuses are awarded based upon Company performance relative to an overall profit goal approved by the Compensation Committee and the attainment of one or more individual goals approved by the Chief Executive Officer. In general, these goals involve factors such as the financial performance of the business units for which the executive has direct responsibility, profitability or return on investment, as well as non-financial performance criteria such as market share improvement, product quality, new product development, production efficiencies, and similar specific individual assignments. The individual goals are changed annually, and a level of importance is assigned to each goal on a percentage basis. The calculation of the bonus takes into account both the level of achievement and the assigned importance of the goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 70% of that goal is achieved. The bonuses earned in 2002 and paid in 2003 reflect achievement greater than 100% of the Company’s overall profit goal for 2002.

      Long Term Incentives. Given the cyclical nature of the Company’s business, long term incentives are awarded under the LTI Plan based on a three-year performance period and are provided through annual grants of stock options and cash incentives. The Compensation Committee determines a target award for each executive officer, expressed as a percentage of salary at the date the award is granted. The target award is allocated 85% to stock options and 15% to the cash incentive award. Stock options become exercisable at the end of the three-year performance period and are intended to link the interests of key employees directly with stockholders’ interests through increased individual stock ownership. The exercise price of the stock options is the market price at the time of grant.

      A significant portion (25% to 100%) of the long term cash incentive award is based on overall Company performance measured in terms of the Company’s rank in compound growth of net income, return on sales, and return on capital (weighted equally) when compared to the Selected Companies. The list of Selected Companies, which is periodically revised by the Compensation Committee, has been used for this comparison for a number of years. The Selected Companies are chosen because, in the judgment of the Company’s compensation consultants and the Compensation Committee, they are the most directly comparable to the Company in size and nature of business. The Selected Companies include all nine companies that make up the peer group index in the performance graph set forth below.

      The remaining portion of the long term cash incentive award is based upon business unit and individual objectives that involve factors similar to those described above for the annual cash bonus, but are measured over a three-year performance cycle. The cash incentive award is based on the Committee’s evaluation of each executive’s achievement of performance objectives during the preceding three years. The target amount will be earned if the Company’s financial performance ranks above at least half of the Selected Companies (the “Comparative Performance Goal”) and business unit and individual performance are at 100% of goal. The maximum award amount will be earned if the Company’s financial performance ranks above all of the Selected Companies and business unit and individual performance are at least 150% of goal. No award will be earned if the Company’s financial performance ranks below 75% of the Selected Companies and business unit and individual performance are below 75% of goal.

      The cash awards paid in 2002 for the three-year cycle ended in 2001 reflect an achievement greater than 100% of the Comparative Performance Goal. The incentive cash awards for each executive officer for the three-year cycle ended in 2002 had not been determined on the date this proxy statement was prepared.

      Chief Executive Officer’s Compensation. The Chief Executive Officer’s compensation is comprised of the same components as other executives: (i) base salary; (ii) an annual cash bonus; and (iii) a long term incentive in the form of stock options and a cash award.

      The Chief Executive Officer’s 2002 annual cash bonus was based entirely on the Company’s profit goal. The annual bonus earned in 2002 and paid in 2003 reflects an achievement greater than 100% of the goal for 2002. The cash portion of the long term incentive was based 100% on the Company’s performance during the three-year cycle as compared to the Selected Companies. For the three-year cycle ended in 2001, Company performance resulted in goal achievement greater than 100% of the Comparative Performance Goal. The incentive cash award for the three-year cycle ended in 2002 had not been determined on the date this proxy statement was prepared.

      The LTI Plan and the SEI Plan are structured to allow the Company to preserve tax deductions for performance based executive compensation under Section 162(m) of the Internal Revenue Code.

THE COMPENSATION COMMITTEE

G. Grinstein
J. M. Fluke, Jr.
D. K. Newbigging

INDEPENDENT AUDITORS

      Ernst & Young LLP performed the audit of the Company’s financial statements for 2002 and has been selected to perform this function for 2003. Partners from the Seattle office of Ernst & Young LLP will attend the Annual Meeting, and will have the opportunity to make statements if they desire and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors has furnished the following report:

      The Audit Committee is comprised of four members, each of whom meets the independence and financial literacy requirements of the NASDAQ Rules. It adopted a written charter outlining its responsibilities that was approved by the Board of Directors.

      Among the Committee’s responsibilities is the selection and evaluation of the independent auditors and the review of the financial statements. The Committee reviewed and discussed the audited consolidated financial statements for the most recent fiscal year with management. In addition, the Committee discussed under SAS 61 (Codification of Statements on Auditing Standards, AU § 380) all matters required to be discussed with the independent auditors Ernst & Young LLP. The Committee received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, and discussed with them their independence from the Company. Based on the Audit Committee’s review of the audited financial statements and its discussions with management and the independent auditors, the Committee recommends to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report (10-K) for the year ended December 31, 2002, and be filed with the Securities and Exchange Commission.

      The Committee preapproved the engagement of the independent auditors, Ernst & Young LLP, and approved all the audit-related, tax and other services it provided in 2002. The services provided for the year ended December 31, 2002 and December 31, 2001 are as follows:

	In Millions
	2002	2001

Audit	$1.8	$1.6
Audit-Related	.1	.1
Tax	1.0	.9
All Other	.1	—

	$3.0	$2.6

Audit Fees

      In the year ended December 31, 2002, the independent auditors, Ernst & Young LLP, billed the Company $1.8 million for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Form 10-K, and reviews of the financial statements included in the Company’s Forms 10-Q, as well as services provided in connection with statutory and regulatory filings.

Audit-Related Fees

      In the year ended December 31, 2002, the independent auditors, Ernst & Young LLP, billed the Company $0.1 million for audit related professional services. These services include employee benefit plan (pension and 401k) audits and other assurance services not directly related to the audit of the Company’s consolidated financial statements.

Tax

      In the year ended December 31, 2002, the independent auditors, Ernst & Young LLP, billed the Company $1.0 million for tax services including fees for Company consulting and compliance as well as tax return preparation for the Company and its expatriate employees.

All Other Fees

      In the year ended December 31, 2002, Ernst & Young LLP, billed the Company $0.1 million related to other professional services. These services primarily include legal advisory services in Europe.

THE AUDIT COMMITTEE

W. G. Reed, Jr.
J. M. Fluke, Jr.
H. C. Stonecipher
H. A. Wagner

STOCKHOLDER RETURN PERFORMANCE GRAPH

      The following line graph compares the yearly percentage change in the cumulative total shareowner return on the Company’s common stock to the cumulative total return of the Standard & Poor’s Composite 500 Stock Index and the return of an industry peer group of companies identified in the graph (the Peer Group Index). Standard & Poor’s has calculated a return for each company in the Peer Group Index weighted according to its respective capitalization at the beginning of each period on a monthly basis. Management believes that the identified companies and methodology used in the graph for the Peer Group Index provides a better comparison than other indices available. The Peer Group Index includes ArvinMeritor, Inc., Caterpillar Inc., Cummins Inc., Dana Corp., Deere & Co., Eaton Corp., Ingersoll-Rand Co Ltd., Navistar International Corp., and Oshkosh Truck Corp. The comparison assumes that $100 was invested December 31, 1997 in the Company’s common stock and in the stated indices and assumes reinvestment of dividends.

      In prior fiscal years the Company’s performance was compared with the cumulative total return of an equally weighted simple average of the Standard and Poor’s Heavy-Duty Trucks and Parts and Standard & Poor’s Machinery (Diversified) Indices. These two indices were discontinued at the end of 2001 by Standard and Poor’s.

	1997	1998	1999	2000	2001	2002

PACCAR Inc	100	82.37	93.51	108.99	149.16	162.64
S&P 500 Index	100	128.58	155.63	141.46	124.65	97.10
Peer Group Index	100	86.22	95.57	87.21	95.55	91.82
S&P Indices (Discontinued)	100	79.90	100.09	93.37	110.65

STOCKHOLDER PROPOSALS

      The Company has been advised that three stockholders intend to present proposals at the Annual Meeting. The Company will furnish the name, address and number of shares held by the proponent of each of the following stockholder proposals upon receipt of written or oral request for such information to the Secretary.

      In accordance with the proxy regulations, the following is the complete text of each proposal exactly as submitted. The Company accepts no responsibility for the proposals.

ITEM 2: STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLAN.

      This is to recommend that the Board of Directors redeem any poison pill previously issued and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

PROPONENT’S SUPPORTING STATEMENT (VERBATIM)

Shareholder Vote on Poison Pills.

This Topic Won an Average 60% — Yes Vote at 50 Companies in 2002.

Harvard Report

      A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company had a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania’s Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

      Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

      Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Council of Institutional Investors Recommendation

      The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/ HCA, McDermott International and Bausch & Lomb.

      Our directors made one good move to improve corporate governance by expensing options effective January 2003. I believe that a vote for this proposal will encourage our directors to take another step in the right direction.

      Shareholder vote on poison pills YES on 2.

BOARD OF DIRECTORS RESPONSE

      THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 2 FOR THE FOLLOWING REASONS:

      The Board of Directors (the Board) maintains a shareholder rights plan (poison pill) to ensure that the Company’s stockholders will receive fair value for their investment in the Company in the event of a change in control or takeover. Similar rights plans (poison pills) have been adopted by a majority of the corporations included in the Fortune 500.

      The Board initially adopted a shareholder rights plan in December 1989. The Board adopted a new rights plan that became effective in February 1999 (the Rights Plan). The Rights Plan was renewed because the Board of Directors believes the Rights Plan safeguards the interests of the stockholders.

      The Rights Plan encourages potential acquirers to negotiate in good faith directly with the Board, which is in the best position to evaluate the adequacy and fairness of proposed offers, and to negotiate on behalf of all stockholders.

      The Rights Plan is designed to protect stockholders against potential abuses during the takeover process, such as “creeping” acquisitions of the Company’s stock in the open market, hostile tender offers made at less than full and fair price, partial tender offers that discriminate among stockholders, and other abusive practices that can be used to deprive all stockholders of the ability to get a full and fair price for all of their shares.

      The Rights Plan is not intended to and will not prevent a takeover on terms determined by the Board to be fair and equitable to all stockholders, nor is it intended as a deterrent to a stockholder’s initiation of a proxy contest. If the Board determines that an offer adequately reflects the value of the Company and is in the best interests of all stockholders, the Plan provides that the Board may redeem the Rights Plan.

      Delaware law imposes a fiduciary duty on the Board to act in the best interests of the Company’s stockholders and to oppose unfair takeover offers. Courts have recognized that rights plans are a useful and legitimate tool available to directors in fulfilling these fiduciary responsibilities to stockholders. The Company’s directors fiduciary duties and governance responsibilities to the Company’s stockholders are paramount when evaluating the merits of any acquisition proposal.

      The Board believes that the adoption or extension of a stockholder rights plan is within the scope of responsibilities of the Board, acting on behalf of the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 2.

ITEM 3:	STOCKHOLDER PROPOSAL REGARDING THE ANNUAL ELECTION OF THE ENTIRE BOARD OF DIRECTORS.

      RESOLVED: The stockholders of PACCAR Inc (the “Company”) request that the board of directors take the necessary steps in accordance with applicable state law to declassify the board of directors so that all directors are elected annually, such declassification to be carried out in a manner that does not affect the unexpired terms of directors previously elected.

PROPONENT’S SUPPORTING STATEMENT (VERBATIM)

      The election of directors is a primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that classification of the board of directors, which results in only a portion of the board being elected annually, is not in the best interests of our Company and its stockholders.

      The Company’s board of directors is divided into three classes, with approximately one-third of all directors elected annually to three-year terms. Eliminating this classification system would require each director to stand for election annually and would give stockholders an opportunity to register their views on the performance of the board collectively and each director individually.

      We believe that electing directors in this manner is one of the best methods available to stockholders to ensure that the Company will be managed in a manner that is in the best interest of stockholders.

      We therefore urge our fellow stockholders to support this reform. A number of companies have declassified boards. We regard as unfounded the concern expressed by some that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders. In the unlikely event that stockholders do vote to replace all directors, such a decision would express a dissatisfaction with the incumbent directors and would reflect the need for change.

      We urge you to vote FOR this resolution.

BOARD OF DIRECTORS RESPONSE

      THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 3 FOR THE FOLLOWING REASONS:

      In 1986, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to divide the Board of Directors into three classes, with approximately one-third of the directors elected each year for a three-year term. The Board believes that a classified Board (that is, one where a portion of the board is elected each year) is in the best interests of the stockholders. The Company’s classified Board of Directors has operated successfully since it was adopted seventeen (17) years ago. During this time, the Company has grown significantly and profitably to the benefit of stockholders. A majority of the corporations in the Standard & Poor’s 500 have classified boards.

      A classified board structure provides continuity and stability of leadership and policy because a majority of the directors at any given time will have prior experience as directors of the Company. Consequently, the Board will have a solid knowledge of the Company, a broader perspective on its operations, deliver governance uniformly and enable the Board to develop a better understanding of the Company’s future plans and opportunities. This structure enables the directors to build on past experience for more effective long-term strategic planning. This is particularly important in a company like PACCAR that engages in long-term investment programs.

      The Company’s classified Board reduces the vulnerability of the Company to certain potentially abusive takeover tactics and encourages potential acquirers to initiate arms length negotiations with management and seasoned directors. Because only one-third of the directors are elected at any annual meeting of stockholders, it is impossible to elect an entire new Board or even a majority of the Board at a single meeting. Incumbent directors always represent a majority of the Board and are in a position to negotiate with the proponent of the change while protecting the interests of all stockholders.

      Directors elected for staggered terms are accountable to stockholders the same as directors that are elected annually. Directors are accountable to stockholders by virtue of their ongoing fiduciary obligations under Delaware state law to serve the best interests of the Company and all of its stockholders. Board accountability is achieved through stockholders’ selection of responsible, experienced and respected individuals as directors.

      Under Delaware law, to change the structure of the Board of Directors, the Board must first authorize an amendment to the Company’s Certificate of Incorporation. The stockholders would then have to approve that amendment with an affirmative vote of two-thirds of the Company’s outstanding shares of common stock.

      The Board believes that a classified board provides excellent governance for the Company and will continue to best serve and protect stockholders’ interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 3.

ITEM 4:	STOCKHOLDER PROPOSAL REGARDING THE SEPARATION OF THE POSITIONS OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER.

      RESOLVED: The shareholders of PACCAR Inc (“PACCAR” or the “Company”) urge the Board of Directors to amend the bylaws to require that an independent director who has not served as chief executive officer (“CEO”) of the Company shall serve as chairman of the Board of Directors.

PROPONENT’S SUPPORTING STATEMENT (VERBATIM)

      The primary purpose of the Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including the CEO. We believe that separating the roles of chairman and CEO will promote greater management accountability to shareholders and lead to a more objective evaluation of the CEO. In our opinion, an independent chairman will enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

      Recent corporate scandals have focused attention on the issue of board independence and the need for an independent board chairman. According to the Wall Street Journal, “in a post-Enron world of tougher corporate-governance standards, the notion of a separate outside chairman is gaining boardroom support as a way to improve monitoring of management and relieve overworked CEOs” (Splitting Posts of Chairman, CEO Catches on With Boards, November 11, 2002).

      Corporate governance experts have questioned how one person serving as both chairman and CEO can effectively monitor and evaluate his or her own performance. A blue-ribbon commission of the National Association of Corporate Directors recently observed that “it is difficult for us to see how an active CEO, already responsible for the operations of the corporation, can give the time necessary to accept primary responsibility for the operations of the board.”

      Many institutional investors have found that a strong, objective board leader can best provide the necessary oversight of management. For example, the corporate governance guidelines of the California Public Employees’ Retirement System states that the “independence of a majority of the Board is not enough” and that “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.”

      By setting agendas, priorities and procedures, the position of chairman is critical in shaping the work of the Board of Directors. Accordingly, we believe that having an independent director serve as chairman can help ensure the objective functioning of an effective board. Conversely, we fear that combining the positions of chairman and CEO may result in a passive and uninvolved board that rubber-stamps the CEO’s own decisions.

      For these reasons, we urge a vote FOR this resolution.

BOARD OF DIRECTORS RESPONSE

      THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 4 FOR THE FOLLOWING REASONS:

      The Company has been and continues to be well served by the unified office of Chairman and CEO. This proven method of managing the Company has provided superb leadership in a cyclical industry, delivered 63 consecutive years of profits, 62 years of dividends and enabled the Company to deliver excellent shareholder returns, beating the S&P 500 Index one-, five- and ten-year averages.

      The Company’s current governance structure promotes independence and accountability of both the Chairman and CEO positions. All Board members agree that the Company’s current corporate governance structure is effective and efficient for the Company. A majority of the ten-member Board is independent. All members of the Audit Committee and all members of the Compensation Committee are independent directors. CEO performance is evaluated annually by the independent Compensation Committee. Board members communicate frequently, both formally and informally, to independently exchange ideas regarding the Company’s strategic direction and suggest agenda items and schedules.

      Over 80% of corporations in the S&P 500 have a unified position of Chairman and CEO. One study that has focused on the concept as outlined in the proposal concluded that the cost of splitting the position of Chairman and CEO outweighs the benefits for most companies.1

      The Board recognizes that there is an excellent track record of solid performance by the Company and that a unified office of Chairman and CEO benefits PACCAR stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 4.

      1 Brickley, James A., Jeffrey L. Coles and Gregg A. Jarrell, “Corporate Leadership Structure: On the Separation of the Position of CEO and Chairman of the Board” Journal of Corporate Finance 3 1997 pp.189-220.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2004

      A stockholder proposal must be addressed to the Corporate Secretary and received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009 by the close of business on November 19, 2003 to be considered for inclusion in the proxy materials for the Company’s 2004 Annual Meeting of Stockholders.

      For business to be brought before the Annual Meeting of Stockholders by a stockholder, other than those proposals included in the proxy materials, the Company’s Bylaws (Art. III, Sec. 5) provide that notice of such business must be received at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. The notice must specify the stockholder’s name, address, and number of shares of the Company beneficially owned, a description of the desired business to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and other information stated in the Bylaws.

      The Bylaws of the Company provide (Art. III, Sec. 6) that nominations for director by a stockholder must be received by the Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. The notice must specify the stockholder’s name, address, and number of shares of the Company beneficially owned, and it must specify certain information relating to the nominee as required under Regulation 14A under the Securities Exchange Act of 1934.

      A copy of the pertinent Bylaw provision is available on request to the Corporate Secretary, PACCAR Inc, P.O. Box 1518, Bellevue, WA 98009.

OTHER BUSINESS

      The Company knows of no other business likely to be brought before the meeting.

J. M. D’Amato
Secretary

March 12, 2003

From I-405 take the N.E. 4th Street Exit, head west.
Turn right on 112th Avenue N.E. (heading north)
Turn left on N.E. 6th Street (heading west).

Parking garage entrance is on N.E. 6th Street.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 22, 2003
10:30 a.m.

Meydenbauer Center
11100 N.E. 6th Street
Bellevue, Washington 98004

Stockholders who consented to access the PACCAR 2002 Annual Report and 2003 proxy Statement electronically rather than receive paper copies in the mail may view these documents by visiting www.PACCAR.com/corp/finance.asp .

If you would like to access the proxy materials electronically in the future, please visit www.econsent.com/pcar and follow the instructions.

777 — 106th Avenue N.E. Bellevue, WA 98004	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 22, 2003.

The shares of common stock you hold of record on February 26, 2003 will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Item 1, and “AGAINST” Items 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Mark C. Pigott, and Gerald Grinstein, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and to vote in their discretion on any other matters which may properly come before the Annual Meeting and all adjournments.

Shares credited to the undersigned in the PACCAR Inc Savings Investment Plan (SIP) will be voted by the Trustee in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the shares in direct proportion to the shares with respect to which it has received timely voting instructions by Members, as provided in the SIP.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-240-6326 – QUICK *** EASY ***IMMEDIATE

•     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (ET) on April 21, 2003.

•     You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

•     Follow the instructions provided.

VOTE BY INTERNET – http://www.eproxy.com/pcar/ – QUICK *** EASY *** IMMEDIATE

•     Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (ET) on April 21, 2003.

•     You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

•     Follow the instructions provided.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PACCAR Inc, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.
— Please detach here —

The Board of Directors Recommends a Vote “FOR” Item 1.

1.	Election of directors	01 02	James C. Pigott Mark C. Pigott	03	William G. Reed, Jr.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors Recommends a Vote “AGAINST” Items 2, 3 and 4

2.	Stockholder Proposal Regarding the Company’s Shareholder Rights Plan.	☐	For	☐	Against	☐	Abstain
3.	Stockholder Proposal Regarding Annual Election of the Entire Board of Directors.	☐	For	☐	Against	☐	Abstain
4.	Stockholder Proposal Regarding the Separation of the Positions of Chairman and Chief Executive Officer.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1 AND AGAINST ITEMS 2, 3 and 4.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box
Please sign exactly as name(s) appears in type. If shares are held by joint owners, all persons must sign. When acting as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person.